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                     CONTINGENT VALUE RIGHT ESCROW AGREEMENT


     This Contingent Value Right Escrow Agreement (this "Agreement") is made this 18th day of September, 2000, by and between PRIMACOM AG, a company organized under the laws of Germany (the "Company"), and CHASE MANHATTAN INTERNATIONAL LIMITED, (the "CVR Escrow Agent").

     SECTION 1. Deposit. Pursuant to the terms of the Contingent Value Right Agreement dated as of the date hereof (the "Contingent Value Right Agreement") between the Company and Chase Securities Inc. (the "CVR Agent"), delivered in connection with the Senior Working Capital Credit Agreement, dated as of September 18, 2000 (the "Credit Agreement"), among the Company, the Lenders parties thereto, and Chase Manhattan International Limited, as Administrative Agent thereunder, on the Closing Date the Company shall deliver all of the CVR Certificates to the CVR Escrow Agent for deposit in a designated account (the "CVR Escrow Account"). The CVR Escrow Agent hereby agrees that upon receipt thereof, such CVR Certificates shall be released from escrow only in conformity with, and upon the terms and conditions set forth in, this Agreement and the Contingent Value Right Agreement, and the CVR Escrow Agent agrees to hold such CVR Certificates until such release. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Contingent Value Right Agreement.

     SECTION 2. Release from Escrow.

     (a) The CVR Certificates will only be released from escrow pursuant to the CVR Escrow Agent's receipt of a written request from the CVR Agent (i) upon the presentation to the CVR Agent by an Initial Lender of a Release Certificate of a type provided for in either Section 4.2 or Section 4.3 of the Contingent Value Right Agreement, (ii) upon the presentation to the CVR Agent by CSI of a certificate conforming to the terms of Section 4.4 of the Contingent Value Right Agreement or (iii) upon the presentation to the CVR Agent by CSI of a certificate conforming to the terms of Section 4.5 of the Contingent Value Right Agreement.

     (b) The number of CVRs to be released shall be (i) in the case of a Release For Sale or an Earn-In Release pursuant to the Contingent Value Right Agreement, the number of CVRs calculated under the terms of Section 4.2 or Section 4.3 of the Contingent Value Right Agreement, respectively, (ii) in the case of a release to CSI pursuant to Section 4.4 of the Contingent Value Right Agreement, the number of CVRs specified in the certificate of CSI or (iii) in the case of a Retirement Release, all or the appropriate portion of the unearned CVRs then held in escrow.

     SECTION 3. Compensation and Reimbursement of CVR Escrow Agent. The Company shall pay to the CVR Escrow Agent fees and expenses in accordance with the letter agreement between them.


     SECTION 4. Responsibilities of the CVR Escrow Agent.

     (a) The CVR Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the CVR Escrow Agent, nor shall the CVR Escrow


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Agent be bound by the provisions of any agreement of the Company beyond the specific terms hereof.

     (b) The CVR Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith or willful misconduct and the Company agrees to indemnify the CVR Escrow Agent for and hold it harmless as to any loss, liability or expenses, including reasonable attorney fees, incurred without gross negligence or willful misconduct on the part of the CVR Escrow Agent and arising out of or in connection with the CVR Escrow Agent's duties under this Agreement. In no event shall the CVR Escrow Agent be liable (i) for acting in good faith in accordance with instructions from the CVR Agent, the Company or any of its agents, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees, sub-agents or sub-custodians or (iv) for any amount in excess of the value of the CVRs.

     (c) The CVR Escrow Agent shall (in the absence of bad faith) be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The CVR Escrow Agent may (in the absence of bad faith) act in reliance upon any instrument in apparent conformity with the provisions of this Agreement or the Contingent Value Right Agreement or signature believed by it to be genuine and assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

     The CVR Escrow Agent may at any time in writing request written instructions from the Company, and may at its option include in such request the course of action it proposes to take, and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The CVR Escrow Agent shall not be liable for acting without the consent of the Company in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least ten business days after the Company receives the CVR Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the CVR Escrow Agent has not received the written instructions requested.

     (d) The CVR Escrow Agent may act in accordance with advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted to be taken in good faith in accordance with such advice.

     (e) The CVR Escrow Agent does not have any interest in the CVRs deposited hereunder but is serving as escrow agent only and has only possession thereof.

     (f) The CVR Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it by the Company or the CVR Agent.

     (g) The CVR Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.
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     (h) In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or between the undersigned or any other person or entity with respect to any property deposited hereunder, the CVR Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property so long as such dispute or conflict shall continue, and the CVR Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The CVR Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the CVR Escrow Agent or the CVR Escrow Agent shall have received security or an indemnity satisfactory to the CVR Escrow Agent sufficient to save the CVR Escrow Agent harmless from and against any and all loss, liability or expense which the CVR Escrow Agent may incur by reason of its acting. The CVR Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the CVR Escrow Agent may deem necessary.

     (i) No provision of this Agreement shall require the CVR Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     SECTION 5. Resignation or Removal of CVR Escrow Agent.

     (a) The CVR Escrow Agent may resign at any time by giving at least 30 days' written notice to the Company, the Administrative Agent, and the CVR Agent. During such 30 days, the Company shall appoint a successor CVR Escrow Agent at which time the CVR Escrow Agent, subject to the reasonable approval of the Administrative Agent, shall hold such property or funds, pending distribution, until all fees, costs and expenses or other obligations owed to the CVR Escrow Agent are paid. If a successor CVR Escrow Agent has not been appointed or has not accepted such appointment by the end of the 30-day period, the CVR Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor CVR Escrow Agent, or for other appropriate relief and the costs, expenses and reasonable attorney's fees and expenses which the CVR Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

     (b) The Company may remove the CVR Escrow Agent upon 30 days written notice to the CVR Escrow Agent. Such removal shall take effect upon delivery of the CVRs to a successor CVR Escrow Agent designated in writing by the Company, and the CVR Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The CVR Escrow Agent shall deliver the CVR Certificates without unreasonable delay after receiving notice from the Company of its designation of a successor CVR Escrow Agent and upon receipt of all fees and reimbursement for all costs and other expenses or other obligations owed to the CVR Escrow Agent.

     (c) If after 45 days from the date of delivery of its written notice of intent to resign or of the Company's notice of removal the CVR Escrow Agent has not received written designation of a successor CVR Escrow Agent, the CVR Escrow Agent's sole

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responsibility shall be in its sole discretion either to retain custody of the
CVR Certificates until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor CVR Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

     (d) The provisions of Sections 2, 3, 4, and 6 shall survive termination of this Agreement and/or the resignation or removal of the CVR Escrow Agent.

     SECTION 6. Choice of Law and Jurisdiction.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State of New York or by a United States Federal Court, in either case located in The Borough of Manhattan, The City of New York. Each of the parties hereto hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to it at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceedings relating to or arising from, directly or indirectly, this Agreement.

     SECTION 7. Benefits and Assignment. Other than the terms of Section 8, nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the Administrative Agent and the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the Administrative Agent and the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

     SECTION 8. Third Party Beneficiaries. The CVR Escrow Agent agrees that the representations, warranties and covenants of the CVR Escrow Agent and of the Company contained herein are intended for the benefit of Holders (as defined in the Contingent Value Right Agreement) and each shall be deemed to be a third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims such Holders may have against the CVR Escrow Agent and of the Company with respect thereto.

     SECTION 9. Amendment and Waiver. This Agreement may be modified only by written amendment signed by each of the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

     SECTION 10. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.
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     SECTION 11. Notices. All notices, instructions, reports and other written communications to be given or made under this Agreement shall be sufficiently given or made if, unless otherwise indicated, delivered personally, by facsimile (receipt confirmed by telephone) or sent by first class mail, postage prepaid:

     (a) To the CVR Escrow Agent at:

             Chase Manhattan International Limited
             125 London Wall
             London EC2Y 5AJ

     (b) To the Company at:

             PrimaCom AG
             Hegelstrabe 61
             55122 Mainz
             Germany
             Attention:  Corporate Counsel

     (c) To the Administrative Agent at:

             Chase Manhattan International Limited
             125 London Wall
             London ECY 5AJ
             Attention:  Ann B. Kearns
             Telecopy:  +44 (0)207 777 7493

     SECTION 12. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     SECTION 13. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

     SECTION 14. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy shall not preclude or inhibit the subsequent exercise of such right or remedy.

     SECTION 15. Representations and Warranties. (a) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the

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consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

     (a) The CVR Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the CVR Escrow Agent. The execution, delivery and performance of this Agreement by the CVR Escrow Agent does not violate any applicable law or regulation to which it is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

     SECTION 16. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties have caused this Contingent Value Right
Escrow Agreement to be executed by duly authorized representatives as of the day and year first written above.

                                       PRIMACOM AG


                                       By:____________________________
                                          Name:
                                          Title:



                                       CHASE MANHATTAN INTERNATIONAL LIMITED,
                                       as CVR Escrow Agent


                                       By:____________________________
                                          Name:
                                          Title: